Exhibit 10.12

Contract Number:

TECHNOLOGY LISENSING (TECHICAL SECRECTS)

AGREEMENT

Project Name: Technology Transfer of the Reassortant Newcastle Disease Virus and

Avian Influenza Virus (H9 Subtype) Vaccine, Inactivated (Strain aSG10+Strain G)

Transferee (Party A): Jilin Zhengye Biological Products Co., Ltd

Transferer (Party B): China Agricultural University

Transferer (Party C): China Institute of Veterinary Drug Control

Signed in Beijing, China

Term: July 2018 to July 2032

Printed by the Ministry of Science and Technology of the People’s Republic of China

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Instruction

I. The contract is used by contractual parties by reference to the technology development (entrustment) model contract printed by Ministry of Science and Technology of the People’s Republic of China, and the technology contracts recommended by various recognized technology contract registration institutions.

II. The contract is applied for the technology development contracts in which one party entrusts the other party to research and develop new technologies, products, crafts or new materials and its systems.

III. If there are several representatives in either party, Party A or Party B could be respectively listed as common entrusting party or common entrusted party in the “Entrusting Party” or “Entrusted Party” provisions (new page) according to their own relations in the contract.

IV. Any matter not covered by the Contract may be agreed by parties concerned on an attached sheet, which constitutes an inseparable part of the Contract.

V. As for the terms and conditions which are not needed to be filled in this contract agreed upon by the parties, they should be indicated with the word such as N.A.

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TECHNOLOGY TRANSFER (TECHNICAL SECRECTS) CONTRACT

Transferee (Party A): Jilin Zhengye Biological Products Co., Ltd

Address：Jilin City, Jilin Province, China

Legal Representative: Han Zhenfa

Project Contact Persson: He Yuyou

Contact Information

Mailing address: No. 1, Lianmeng Street, Jilin Economic and Technological Development Zone, Jilin Province

Tel: 0432-63047118   Fax: 0432-63056300

Email: 754689439@qq.com   Postal Code: 132101

Transferor (Party B): China Agricultural University

Address: No. 2, Yuanmingyuan West Road, Haidian District, Beijing

Legal Representative: Sun Qixin

Project Contact Person: Zhang Guozhong

Contact Information

Mailing address: School of Animal Medicine, China Agricultural University, No. 2, Yuanmingyuan West Road, Haidian District, Beijing

Tel: 010-62733660   Fax: 010-62732984

Email: zhanggz@cau.edu.cn   Postal code: 100193

Transferor (Party C): China Veterinary Drug Administration

Address: No. 8 Zhongguancun South Street, Haidian District, Beijing

Legal Representative: Li Ming

Project Contact Person: Liu Yebing

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Contact information

Mailing Address: No. 8 Zhongguancun South Street, Haidian District, Beijing

Tel: 010-62103542   Fax: 010-62103539

Email: zjskjc@163.com   Postal code: 100081

WHEREAS, Party B and Party C intend to license Party A the right of use of the technical secret of the production process of Reassortant Newcastle Disease Virus and Avian Influenza Virus (H9 Subtype) Vaccine, Inactivated (Strain aSG10+Strain G), and Party A shall obtain the transfer and pay the fund.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in accordance with the provisions of the Contract Law of the People’s Republic of China, the three parties agree as follows:

Article 1 The technical secrets licensed by Party B and Party C to Party A are as follows:

1. Scope of Technical Secrets: This strain is inoculated with susceptible chicken embryos using the gene VII strain of Newcastle disease virus aSG10 and H9N2 subtype of avian influenza virus G strains respectively. The infected embryo fluid is harvested, concentrated, inactivated with formaldehyde solution, and emulsified with adjuvant. The vaccine is used to prevent Newcastle disease and H9 subtype avian influenza. The main content of this technical secret is the production process, production and testing of recombinant Newcastle disease virus and avian influenza (H9 subtype) inactivated vaccine, as well as related formulas.

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2. Technical Indicators and Parameters: (1) Characteristics of strain aSG10 virus: The virus content per 0.1ml should be ≥ 108.5EID50, and the agglutination value to chicken red blood cells should not be less than 1:256 (micro method); the pathogenicity index of intracerebral vaccination should be ≤ 0.4; 1-day old SPF chickens should not experience death or any clinical symptoms of Newcastle disease after vaccination. (2) Characteristics of G strain virus species: The virus content should be ≥ 108.5EID50 per 0.1ml; The agglutination value of chicken red blood cells should not be less than 1:256 (micro method); SPF chickens do not exhibit clinical symptoms related to avian influenza after vaccination. (3) Vaccine production process: After inoculating susceptible chicken embryos aged 9-11 days, strain aSG10 was cultured for 96 hours. The infected chicken embryo solution was collected and concentrated twice. After inactivation with a 0.1% formaldehyde solution, its agglutination value to chicken red blood cells should not be less than 1:512 (micro method); After inoculated with susceptible chicken embryos aged 9-11 days, strain G was cultured for 72 hours. The infected chicken embryo solution was concentrated twice and inactivated with 0.2% formaldehyde solution. Its agglutination value to chicken red blood cells should not be less than 1:512 (micro method); The inactivated aSG10 strain and G strain were mixed in equal amounts to prepare a water phase vaccine. The water phase and oil phase were prepared in a ratio of 1:2. SPF chickens aged 3-5 weeks were immunized with 20 µ L vaccine. The geometric mean of HI antibody titers against the aSG10 strain antigen in the immunized group should be ≥ 1:64. After the virus was attacked, the vaccinated chickens were judged to be protected against disease, death, and negative virus isolation. At least 7 chickens in the immunized group should be protected; SPF chickens aged 3-5 weeks were immunized with 0.25mL vaccine, and the geometric mean of HI antibody titers against G strain antigen in the immunized group should be ≥ 1:128. After challenge, at least 90% of the immunized group chickens should be negative for virus isolation.

3. The Degree of Industrial Development of this Technical Secret: The technical secret provided by Party B and Party C to Party A can be industrialized for production.

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Article 2 Party B and Party C shall submit the following technical materials to Party A to ensure the transfer of the underlying technical secret:

1. Two attenuated strains of chicken Newcastle disease virus aSG10, 1ml/strain.

2. Two strains of H9 subtype avian influenza G strain, 1ml/strain.

3. Manufacturing and Inspection Procedures (paper version) for Reassortant Newcastle Disease Virus and Avian Influenza Virus (H9 Subtype) Vaccine, Inactivated (Strain aSG10+Strain G).

4. Quality standards and User Manual (paper version) for Reassortant Newcastle Disease Virus and Avian Influenza Virus (H9 Subtype) Vaccine, Inactivated (Strain aSG10+Strain G).

5. Quality standards and testing techniques for raw and auxiliary materials (paper version).

Article 3 Party B and Party C agree to submit technical documents according to the arrangement as follows:

1. Submission Time: Within 15 working days after obtaining Registration Certificate of New Veterinary Drugs and Party A completes the payment to Party B and Party C.

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2 Submission Location: China Agricultural University

3 Submission Method: Three parties assign delegates to sign on site to confirm handover.

Article 4 The conditions for Party B and Party C to implement or license this technical secret before the effectiveness of this contract are as follows:

1. The implementation of this technical secret by Party B and Party C (time, location, method, and scale): During the research period of the technical secrets of this project, Party B and Party C have implemented the technical secrets of this project under the controlled conditions of Party B, Party C, and designated pilot units. At the same time, Party A acknowledges the status of the technical secrets implemented by Party B and Party C in this project.

2. The status (time, location, method, and scale) of Party B and Party C’s licensing of this technical secret to others: The technical secret of this project is the independent intellectual property technology of Party B and Party C. Party B and Party C shall simultaneously license the use of this technical secret to other enterprises, and the second party and the third party shall continue to have the right to license to other enterprises. Party A acknowledges the status of the second party and the third party’s license of this technical secret and the right to continue licensing.

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Article 5 Party A shall implement this technical secret in the following scope, manner, and period:

1. Implementation scope: Production shall only be carried out within the scope of Party A or one of its holding factories.

2. Implementation method: Party B and Party C are responsible for guiding Party A’s implementation, with Party B responsible for technical guidance and training, and Party C responsible for technical consulting. Party A only has the right to produce and the right to sell corresponding products, and has no other rights. During the product monitoring period, Party A shall collect data on the efficacy and adverse reactions of the new veterinary drug, and submit a monitoring summary report to the Veterinary Drug Evaluation Center of the Ministry of Agriculture every year until the end of the monitoring period. The report content shall be true, complete, and accurate.

3. Implementation period: 20 years. Where Party A needs to continue using this vaccine technology after the expiration of the contract, Party A, Party B, and Party C shall sign a separate contract, and the transfer price shall be negotiated separately.

Article 6 Party B and Party C guarantee the practicality and reliability of this technical secret, and guarantees that this technical secret does not infringe on the legitimate rights of any third party. If a third party accuses Party A of infringing on technical secret and is awarded compensation by Party A, Party B and Party C shall assist Party A in safeguarding their rights.

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Article 7 The three parties agree that the confidentiality obligations to be observed in the performance of this contract are as follows:

Party A:

1. Confidential (including technical and business information): Relevant technical secrets provided by Party B and Party C to Party A for the performance of this contract.

2. Scope of individuals involving confidential: All personnel of Party A involved in this work.

3. Term of Confidentiality period: Permanent

4. Liabilities for disclosure of confidential: Party A shall bear the following liabilities for disclosure off confidential that causes economic losses to Party B and Party C: (1) Party B and Party C shall be entitled to terminate this contract; (2) All fees already paid by Party A shall not be refunded by Party B and Party C. (3) Party A shall pay Party B and Party C liquidated damages equal to three times the total usage fund hereunder.

Party B and Party C:

1. Confidential (including technical and business information): Party A’s relevant technical and trade secrets that Party B and Party C obtain due to the performance of this contract.

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2. Scope of individuals involving confidential: All personnel of Party B and Party C involved in this work.

3. Term of Confidentiality period: Permanent

4. Liabilities for disclosure of confidential: Party A shall be entitled to demand that Party B and Party C bear the direct economic losses caused thereby, and the limit shall be the actual amount of usage fund paid by Party A to Party B and Party C.

Article 8 During the validity period of this Contract, Party B and Party C shall be entitled to apply for a patent for this technical secret, and Party A shall be entitled to continue using it in accordance with this contract.

Article 9 In order to ensure the effective implementation of this technical secret by Party A, Party B and Party C shall provide the following technical services and guidance to Party A:

1. Content of Technical Services and Guidance: (1) Party B and both parties are responsible for actively cooperating with Party A in product production. (2) The second party and both parties shall assign relevant personnel to be responsible for the technical guidance work of the first party and provide technical support to the first party.

2. Method of Technical Service and Guidance: According to the requirements of Party A, Party B provides on-site technical guidance and training to Party A, while Party C provides technical consultation. However, Party A shall be responsible for providing Party B and Party C with all conditions related to the licensing of technology use rights, such as product technology use, trial production, and technical training, and shall bear the relevant expenses (which refer to the accommodation and transportation expenses of Party B and Party C’s personnel engaged in technical services to Party A, as well as the expenses related to product trial production and other work)

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Article 10 Party A shall pay the technical secret usage fund to Party B and Party C based on the following schedule:

1. The total amount of technical secret usage fund shall be RMB six million (¥6,000,000.00).

2. The technical secret usage fund shall be paid by Party A in installments to Party B and C, including three million three hundred thousand yuan (¥3,300,000.00) to Party B’s designated bank account and two million seven hundred thousand yuan (¥2,700,000.00) to Party C.

The specific payment method and terms are as follows:

① Within twenty working days after the effective date of this contract, Party A shall pay Party B and Party C a technology usage fund of RMB two million (¥2,000,000.00), of which Party A shall pay Party B a technology usage fu d of RMB one million and one hundred thousand (¥1,100,000.00), and Party C shall pay Party C a technology usage fund of RMB nine hundred thousand (¥900,000.00).

② Within twenty working days after obtaining the new veterinary drug registration certificate (as announced by the Ministry of Agriculture), Party A shall pay a technology usage fund of RMB four million (¥4,000,000.00) to Party B and both parties, of which Party A shall pay a technology usage fee of RMB two million two hundred thousand (¥2,200,000.00) to Party B and RMB one million eight hundred thousand (¥1,800,000.00) to Party C.

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The bank name, address, and account of Party B:

Bank of Deposit: China Construction Bank Shangdi Branch

Account Name: China Agricultural University

Account number: 11001045300053003131-0002

The bank name, address, and account of Party C:

Bank of Deposit: Bank of Communications Beijing Academy of Agricultural Sciences Branch

Account name: China Veterinary Drug Administration

Account number: 110060435018010043864

Article 11 The three parties confirm that Party B and Party C authorize Party A to implement this technical secret, provide technical services and guidance to Party A, and conduct acceptance according to the following standards and methods (except for cases where the following goals cannot be achieved due to Party A’s reasons):

1. Party B and Party C shall guide Party A to produce according to relevant process standards, etc.

2. The vaccine transferred by Party A meets the production regulations and technical standards.

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Article 12 Party A shall start implementing this technical secret within one year after obtaining the new veterinary drug registration certificate; If it is not implemented within the specified time limit, Party B and Party C shall be notified in a timely manner and given a legitimate explanation, with the approval of Party B. If Party A is one year overdue in implementing the technical secret and gives no legitimate explanation, which affects the technology transfer and losses of Party B and Party C, Party B and Party C shall be entitled to demand Party A to pay liquidated damages or compensate for the losses.

Article 13 The three parties confirm that:

1. Party A shall only be entitled to sign the name of the unit for the new veterinary drug registration certificate of the recombinant Newcastle disease virus and avian influenza (H9 subtype) inactivated vaccine, as well as the right to produce and sell the vaccine; If Party A needs to use the technology transferred by Party B and Party C for subsequent improvements, Party A shall obtain the consent of Party B and Party C.

2. Party A shall not use the seed virus and related technologies involved in this technology for the research and development of other products.

3. Party B and Party C shall be entitled to make subsequent improvements to the technical secrets transferred to Party A. The new technological achievements with substantive or creative technological progress characteristics resulting from this shall belong to the improvement party between Party B and Party C. The specific distribution method for relevant benefits is as follows: in accordance to the consultation between Party B and Party C.

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Article 14 Any amendments to the Contract shall be negotiated and agreed by both parties and confirmed in written. A party may submit a request to the other party to change the rights and obligations under the Contract, and the other party shall reply within ten days in the event of any of the following situation. Failure of reply shall be deemed as consent:

1. Where either party fails to perform its obligations under this contract due to force majeure, it shall be exempted from breach of contract liability, but shall promptly notify the other two parties and provide a certificate of inability to perform the contract due to force majeure within thirty days.

2. Where either party fails to fulfill its obligations under this contract due to changes in veterinary drug laws, regulations, or policies, it shall be exempted from breach of contract liability, but shall promptly notify the other two parties and provide proof of inability to fulfill the contract within thirty days.

3. Where this contract cannot be fulfilled due to factors such as production conditions of Party A, Party A may propose to modify the contract, but Party A shall compensate for all losses caused to Party B and Party C.

Article 15 The three parties agree with the following liability for default:

1. Where Party A violates Article 10 hereunder, Party A shall be liable for breach of contract. When the overdue time does not exceed one month, in addition to paying the usage fee to Party B and Party C, Party A shall pay 0.5% of the payable amount as a late fee to Party B and Party C for each day of delay. If the overdue time exceeds one month, Party B and the West may negotiate and notify Party A to terminate this contract. The fees already paid by Party A shall not be refunded.

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2. Where Party A violates Article 7 hereunder, Party A shall bear the liability for breach of contract. Party A shall pay liquidated damages of three times the total usage fee as stipulated in this contract to Party B and Party C.

3. Where Party A violates other provisions of this contract, Party A shall bear the liability for breach of contract, and shall pay Party B and Party C liquidated damages of three times the total usage fee as stipulated in this contract, and immediately stop the infringement.

4. Where Party B and Party C violates Article 7 hereunder, the disclosing party shall bear the liability for breach of contract. Party A has the right to demand that the disclosing party bear all economic losses caused thereby, and the compensation amount shall be limited to the fees already paid by Party A at that time.

Article 16 The three parties agree that during the validity period of this contract, Party A shall designate He Youyu as the project contact person of Party A, Party B shall designate Zhang Guozhong as the project contact person of Party B, and Party C shall designate Guo Ye as the project contact person of Party C. The project contact person bears the following responsibilities:

1. The contact persons of the three parties are responsible for negotiating technical guidance related matters;

2. The contact person of Party A is responsible for arranging and coordinating relevant matters of Party A;

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3. The contact person of Party B is responsible for arranging and coordinating relevant matters of Party B;

4. The contact person of Party C is responsible for arranging and coordinating relevant matters of Party C.

Where a party changes its contact, such party shall give a written notice to the other two parties on a timely basis. Where the performance of the Contract is affected, or losses are incurred due to the failure of timely notice, such party shall assume the liabilities thereon.

Article 17 The three parties recognize that one party may terminate the Contract by noticing the other party in the event of the followings:

1. Force majeure;

2. Laws, regulations, or other normative documents related to veterinary drug management issued by the state or government regulatory authorities that fundamentally prevent the performance of this agreement;

3. Other situations determined by consensus among the three parties.

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Article 18 Any disputes incurred in connection with the performance of the Contract shall be resolved through mutual negotiation and coordination. Any dispute which cannot be resolved through mutual negotiation and coordination shall be handled in accordance with Point 1:

1. Submit to Beijing Arbitration Commission for arbitration;

2. Lodge a proceeding with the People’s Court.

Article 19 The three parties agree that the definitions and interpretations of the relevant terms and technical terms involved in this contract and exhibits are as follows:

N.A.

Article 20 The following technical documents related to the performance of this contract shall not form an integral part of this Contract after confirmation by the three parties:

1. Technical background information: N.A;

2. Feasibility study report: N.A;

3. Technical evaluation report: N.A;

4. Technical standards and specifications: N.A;

5. Original design and process documents: N.A;

6. Miscellaneous: N.A;

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Article 21 The three parties agree that other relevant matters of this contract are: if the technical achievements of this project do not ultimately obtain a new veterinary drug certificate, Party B and Party C will refund all payments made by Party A without interest, but will no longer bear any other responsibilities. Any matters not covered in this contract shall be separately agreed upon.

Article 22 This contract is made in 9 copies, with each party holding 3 copies and having equal legal effect.

Article 23 The Contract shall be effective upon the signature and seal of the three parties.

Party A: ___________________________ (Seal)

Legal representative/entrusted agent: (signature)

Date

Party B: ____________________________ (Seal)

Legal representative/entrusted agent: (signature)

Date

Party C: ____________________________ (Seal)

Legal representative/entrusted agent: (signature)

Date

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Paste the tax receipt at:

(This page is filled in by the technical contract registration agency)

Contract registration number:

1. Applicant for registration:

2. Registration materials:

(1)

(2)

(3)

3. Contract type:

4. Contract transaction amount:

5. Technical transaction volume:

Technology contract registration organization (seal)

Processed by: ____________

Date

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